UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 12/30/2008

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2008, Constar International Inc. (“Constar” or the “Company”) entered into a Senior Secured Super-Priority Debtor in Possession and Exit Credit Agreement (the “DIP Credit Agreement”) among the Company, certain of its subsidiaries (the “Subsidiaries”), the lenders and issuers party thereto, Citicorp USA Inc. as Administrative Agent, and Wells Fargo Foothill, LLC as Sole Syndication Agent and Sole Documentation Agent. The DIP Credit Agreement provides for a revolving credit facility of up to $75 million. The proceeds of the loans and other financial accommodations incurred under the DIP Credit Agreement will be used to, among other things, provide the Company with working capital. The DIP Credit Agreement will terminate upon the earlier of September 30, 2009 and the effective date of the Company’s Plan of Reorganization. The DIP Credit Agreement is convertible into a $75 million exit facility (the “Exit Facility”) upon the Company’s emergence from Chapter 11, subject to the satisfaction of various conditions precedent. The Exit Facility’s scheduled expiration date is December 31, 2011. $15 million of the DIP Credit Agreement and the Exit Facility is available for the issuance of letters of credit. The DIP Credit Agreement and the Exit Facility include a $15 million swing loan subfacility. In order to access the final $5 million of the DIP Credit Agreement and Exit Facility, the Company would have to satisfy certain consolidated fixed charge coverage ratios in the indentures governing the Company’s Senior Subordinated Notes and the Company’s Senior Secured Floating Rate Notes. The Company cannot currently satisfy these ratios.

Pursuant to the terms of the DIP Credit Agreement and the Bankruptcy Court order providing interim approval for that agreement, which was entered by the Bankruptcy Court on December 31, 2008, any payments received by the Company after the Petition Date that constitute collateral under its previous Credit Agreement, dated as of February 11, 2005 (as amended, the “Prior Credit Agreement”), and related documents will be used to pay down the outstanding balance under the Prior Credit Agreement (such balance, excluding undrawn letters of credit, the “Outstanding Balance”). A reserve has been established against availability under the DIP Credit Agreement for the Outstanding Balance. As the Outstanding Balance is reduced so too is the reserve under the DIP Credit Agreement on a dollar-for-dollar basis and, upon the repayment in full of the Outstanding Balance, the Company will have full availability under the DIP Credit Agreement subject to the limitation regarding the final $5 million described above. The DIP Credit Agreement is subject to final approval by the Bankruptcy Court at a hearing scheduled for January 20, 2009.

Borrowings under the DIP Credit Agreement and Exit Facility are limited to a borrowing base comprised of the sum of (i) up to 85% of the Company’s and its domestic subsidiaries’ Eligible Trade Receivables, (ii) up to 80% of Eligible Trade Receivables of Constar International U.K. Limited, (iii) the lesser of the sum of, for each category of Eligible Inventory, (A) up to 85% of the Orderly Liquidation Percentage for such category of Eligible Inventory of the Company and its domestic subsidiaries and (B) up to 75% of the value of such category of Eligible Inventory of the Company and its domestic subsidiaries (in each case valued at the lower of cost and market on a first-in, first-out basis), and (iv) the lesser of the sum of, for each category of Eligible Inventory, (A) up to 80% of the Orderly Liquidation Percentage for such category of Eligible Inventory of Constar International U.K. Limited and (B) up to 70% of the value of such category of Eligible Inventory of Constar International U.K. Limited (in each case valued at the lower of cost and market on a first-in, first-out basis); less any applicable reserves then in effect. The portion of the borrowing base attributable to classes (ii) and (iv) shall not exceed $25 million. In addition, the administrative agent under the DIP Credit Agreement and Exit Facility may impose discretionary reserves against the entire facility.

The Company will pay monthly a commitment fee equal to 0.75% per year on the undrawn portion of the DIP Credit Agreement and Exit Facility. Loans will bear interest, at the option of the Company, at one of the following rates: (i) a fluctuating Base Rate of not less than 4% plus a margin ranging from 2.75% to 3.25%, or (ii) a fluctuating Eurodollar Base Rate plus a margin ranging from 3.75% to 4.25%. Letters of credit carry an issuance fee of 0.25% per annum of the undrawn face amount and a fee accruing at a rate per annum ranging from 3.75% to 4.25%.

The DIP Credit Agreement and the Exit Facility contain certain financial covenants. The Company must maintain minimum Available Credit of $5 million and minimum Collateral Availability of $15 million. Capital Expenditures may not exceed $32 million in 2008, $24 million in 2009, $28 million in 2010 and $22 million in 2011; provided, however, that to the extent that actual Capital Expenditures for the Fiscal Year ended December 31, 2009 or any Fiscal Year thereafter shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to any carryover permitted by this proviso), 75% of the difference between said stated maximum amount and the amount of actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year. In addition, with respect to the DIP Credit Agreement, if Collateral Availability during any Fiscal Quarter is less than $30 million for any period of three consecutive Business Days, Constar must maintain Consolidated EBITDA of not less than $35 million, calculated on a trailing twelve month basis as of the last day of such Fiscal Quarter. With respect to the Exit Facility, if Collateral Availability during any Fiscal Quarter is less than $30 million for any period of three consecutive Business Days, Constar must maintain Consolidated EBITDA of not less than $40 million, calculated on a trailing twelve month basis as of the last day of such Fiscal Quarter. The DIP Credit Agreement and the Exit Facility contain other customary covenants and events of default.

Collateral under the DIP Credit Agreement and Exit Facility is composed of all of the stock of the Company’s domestic and United Kingdom subsidiaries, 65% of the stock of the Company’s other foreign subsidiaries, and all of the inventory, accounts receivable, investment property, instruments, chattel paper, documents, deposit accounts and certain intangibles of the Company and its domestic and United Kingdom subsidiaries.

Constar is party to an ISDA Master Agreement and Schedule, dated May 16, 2005 (the “2005 Swap Agreement”), with Citigroup Financial Products Inc. (“CFP”), which created an interest rate swap effectively fixing the interest rate on $100 million face amount of Constar’s Senior Secured Notes. In connection with entering into the DIP Credit Agreement, CFP agreed to waive its right to terminate the 2005 Swap Agreement in exchange for Constar’s assumption of that agreement. At the hearing on December 31, 2008, the Bankruptcy Court approved the assumption of the 2005 Swap Agreement.

Capitalized terms used in this description of the DIP Credit Agreement and the Exit Facility and not otherwise defined in this Current Report on Form 8-K have the respective meanings ascribed thereto in the DIP Credit Agreement. The foregoing summary of the DIP Credit Agreement is qualified by reference to the full text of the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On December 31, 2008, the Company and the Subsidiaries entered into the DIP Credit Agreement, as described in Item 1.01 above. Upon the reduction of the Outstanding Balance under the Prior Credit Agreement to zero, the ability to borrow under the Prior Credit Agreement will be terminated.

Additional information with respect to the Prior Credit Agreement is included in Item 1.01 above, and a summary of the Prior Credit Agreement was set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2005.

Item 1.03	Bankruptcy or Receivership.

On December 30, 2008 (the “Petition Date”), Constar and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The chapter 11 cases are being jointly administered under the caption In re Constar International Inc., et al., Chapter 11 Case No. 08-13432 (PJW) (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On December 30, 2008, Constar issued a press release announcing the filing of the Chapter 11 Cases (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.03.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2008, the Company and the Subsidiaries entered into the DIP Credit Agreement. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an
Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default or otherwise triggered repayment obligations under a number of instruments and agreements relating to direct and indirect financial obligations of the Debtors (the “Debt Documents”). As a result of the events of default, all obligations under the Debt Documents became automatically and immediately due and payable. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court. The Debt Documents, and the approximate principal amount of debt currently outstanding thereunder, include:

1. $75 million Credit Agreement, dated as of February 11, 2005, among Constar International Inc., as Borrower, the Lenders and Issuers party thereto, and Citicorp USA Inc., as Administrative Agent. The amount outstanding under this Credit Agreement as of December 29, 2008 was approximately $20 million.

2. Indenture, dated as of February 11, 2005, between Constar International Inc., the Note Guarantors party thereto and The Bank of New York as Trustee, governing $220 million of Senior Secured Floating Rate Notes.

3. Indenture, dated as of November 20, 2002, between Constar International Inc., the Note Guarantors party thereto and US Bank as Trustee, governing $175 million of Senior Subordinated Notes.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2008, the Company was given notice by the NASDAQ Stock Market that in connection with the Company’s filing of the Chapter 11 Cases, and in accordance with Marketplace Rules 4300, 4450(f) and IM-4300, the Nasdaq staff has determined that the Company’s common stock will be delisted from The Nasdaq Stock Market. Trading will be suspended at the opening of business on January 8, 2009. The Company does not intend to appeal the Nasdaq staff’s determination and therefore expects that the Company’s common stock will be delisted after completion by Nasdaq of application to the Securities and Exchange Commission. The Company issued a press release regarding this matter, which press release is attached hereto as Exhibit 99.2.

Item 7.01	Regulation FD Disclosure.

Court filings and claims information regarding the Chapter 11 Cases will be available at http://chapter11.epiqsystems.com/constar. Constar expects to begin submitting monthly operating reports to the Bankruptcy Court in March 2008, and also plans to post these monthly reports and other information to the “Company—Restructuring” portion of the Company’s website at www.constar.net. Constar expects to continue to file reports with the United States Securities and Exchange Commission, which will also be available in the Investor Relations section of the Company’s website at www.constar.net.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1 Senior Secured Super-Priority Debtor in Possession and Exit Credit Agreement, dated as of December 31, 2008, among Constar International Inc., as Borrower, certain of its Subsidiaries, the Lenders and Issuers party thereto, Citicorp USA, Inc. as Administrative Agent, and Wells Fargo Foothill, LLC as Sole Syndication Agent and Sole Documentation Agent.

Exhibit 99.1 Press Release dated December 30, 2008

Exhibit 99.2 Press Release dated January 6, 2009

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the company to differ from expectations include: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of any debtor-in-

possession credit facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 Cases; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to fund and execute its business plan;(x) the ability of the Company to attract, motivate and/or retain key executives and employees; and (xi) other risks and factors regarding the Company identified from time to time in the Company’s reports filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2007, and in subsequent filings made prior to, on or after today. The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: January 6, 2009	By:	/s/ Walter Sobon
Walter Sobon
Executive Vice President and Chief Financial Officer